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   As filed with the Securities and Exchange Commission on September 30, 2002
                                                      Registration No. 333-50822
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------
                         POST-EFFECTIVE AMENDMENT NO. 7
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------
                      INLAND RETAIL REAL ESTATE TRUST, INC.
        (Exact name of registrant as specified in governing instruments)
                              2901 BUTTERFIELD ROAD
                            OAK BROOK, ILLINOIS 60523
                                 (630) 218-8000
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                                   ----------
                              ROBERT H. BAUM, ESQ.
           VICE CHAIRMAN, EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             THE INLAND GROUP, INC.
                              2901 BUTTERFIELD ROAD
                            OAK BROOK, ILLINOIS 60523
                                 (630) 218-8000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------
                                 WITH A COPY TO:
                             DAVID J. KAUFMAN, ESQ.
                                DUANE MORRIS LLC
                             227 WEST MONROE STREET
                                   SUITE 3400
                             CHICAGO, ILLINOIS 60606
                                 (312) 499-6700

================================================================================

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         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]_____

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         Pursuant to this Registration Statement, as amended, Inland Retail Real
Estate Trust, Inc. (the "Registrant") registered 56,000,000 shares of the Registrant's Common Stock, $.01 par value, including 4,000,000 shares to be issued pursuant to the Registrant's Distribution Reinvestment Program and 2,000,000 shares underlying 2,000,000 warrants to be issued upon exercise of soliciting dealer warrants to be issued and sold to our dealer manager with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         The Registration Statement was declared effective on February 1, 2001. The Registrant terminated the offering and is filing this Post-Effective Amendment to the Registration Statement in order to withdraw from registration certain Securities covered by the Registration Statement which remain unsold at the termination of this offering.

         Of the 56,000,000 shares of Common Stock registered, 50,004,565 were sold. Accordingly, the Registrant hereby amends the Registration Statement to withdraw from registration such 5,995,435 shares of the Registrant's Common Stock.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 7 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 30th day of September, 2002.

                                       INLAND RETAIL REAL ESTATE TRUST, INC.
                                       By: /s/ Robert D. Parks
                                         ------------------------
                                           Title:   Chairman, Chief Executive
                                                    Officer and Director

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              NAME                                          CAPACITY                           DATE

/s/  Robert D. Parks                        Chairman, Chief Executive Officer
------------------------------------        and Director (Principal Officer)          September 30, 2002
     Robert D. Parks


                                            President, Chief Operating Officer,
/s/  Barry L. Lazarus                       Treasurer and Chief Financial             September 30, 2002
------------------------------------        Officer and Director (Principal
     Barry L. Lazarus                       Accounting and Financial Officer)



/s/  Daniel K. Deighan*                     Director                                  September 30, 2002
---------------------------
     Daniel K. Deighan

/s/  Kenneth E. Masick*                     Director                                  September 30, 2002
---------------------------
     Kenneth E. Masick

/s/  Michael S. Rosenthal*                  Director                                  September 30, 2002
---------------------------
     Michael S. Rosenthal

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         *By Roberta S. Matlin, as attorney-in-fact for the
individuals indicated.
/s/ Roberta S. Matlin
--------------------------------------------
Roberta S. Matlin, attorney-in-fact